UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2009 (December 16, 2009)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA 19512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Section 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

Directors’ Fee Plan

On December 16, 2009, the Board of Directors of National Penn Bancshares, Inc. (“National Penn”), based upon the recommendation of its Compensation Committee, approved an amendment to the Directors’ Fee Plan, to permit, beginning with calendar year 2010, (1) participants to make partial deferred stock elections, in 25% increments, and (2) deferred stock elections to be made in combination with deferred cash elections, each in 25% increments.

The Plan, as amended, is filed in this Report as Exhibit 10.1 and is incorporated herein by reference.

Section 8 – Other Events

Section 8.01 – Other Events

Non-Employee Directors’ Compensation – 2010

On December 16, 2009, the Board of Directors of National Penn, based upon the recommendation of its Compensation Committee, approved, effective January 1, 2010, cash directors’ fees for non-employee directors of National Penn and its subsidiaries.  A schedule of these fees is included in this Report as Exhibit 10.2 and is incorporated herein by reference.

Under National Penn’s Directors’ Fee Plan, as amended, an individual may, in lieu of cash payment of directors’ fees, elect to receive such fees currently in National Penn common stock or on a deferred basis, in whole or in part, in either National Penn common stock or cash with interest.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit Number	Description

10.1	Directors’ Fee Plan, as amended and restated.
10.2	Directors’ Fee Schedule – 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	December 18, 2009	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Directors’ Fee Plan, as amended and restated.
10.2	Directors’ Fee Schedule – 2010.